                                                                    EXHIBIT 4.9
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                      AMENDED AND RESTATED TRUST AGREEMENT

                                     among

                         HCC INSURANCE HOLDINGS, INC.,

                                 as Depositor,

                           FIRST UNION NATIONAL BANK,

                              as Property Trustee,

                        FIRST UNION TRUST COMPANY, N.A.,

                              as Delaware Trustee,

                    FRANK J. BRAMANI, CHRISTOPHER L. MARTIN

                               AND L. BYRON WAY,

                               as Administrators

                                      and

                  THE SEVERAL HOLDERS OF THE TRUST SECURITIES

                          dated as of _________, 2000

                              HCC CAPITAL TRUST I

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


               Certain Sections of this Trust Agreement Relating
                       to Section 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                     Sections of this
Act Section                                         Trust Agreement
Section 310(a)(1)....................................   8.7(a)
(a)(2)...............................................   8.7(a)
(a)(3)...............................................   8.9(b)
(a)(4)...............................................   8.5, 2.7(a)(ii)(E)
(a)(ii) (b)..........................................   8.8
Section 311(a).......................................   8.13
(b)..................................................   8.13
Section 312(a).......................................   5.8
(b)..................................................   5.8
(c)..................................................   5.8
Section 313(a).......................................   8.14(a)
(b)..................................................   8.14(a)
(c)..................................................   8.14(a), 10.8
Section 314(a).......................................   8.15
(b)..................................................   Not Applicable
(c)(1)...............................................   8.16
(c)(2)...............................................   8.16
(c)(3)...............................................   Not Applicable
(d)..................................................   Not Applicable
(e)..................................................   1.1, 8.16
Section 315(a).......................................   8.1(a), 8.1(d), 8.3(a)
(b)..................................................   8.2, 10.8
(c)..................................................   8.1(d)
(d)..................................................   8.1
(e)..................................................   Not Applicable
Section 316(a).......................................   Not Applicable
(a)(1)(A)............................................   Not Applicable
(a)(1)(B)............................................   Not Applicable
(a)(2)...............................................   Not Applicable
(b)..................................................   5.13
(c)..................................................   6.7
Section 317(a).......................................   Not Applicable
(b)..................................................   5.10, 8.2
Section 318(a).......................................   10.10

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS



                                                    ARTICLE I


                                                  DEFINED TERMS

Section 1.1.       Definitions.................................................................................1

                                                    ARTICLE II


                                            ESTABLISHMENT OF THE TRUST

Section 2.1.       Name.......................................................................................10
Section 2.2.       Office of the Delaware Trustee; Principal Place of Business of the Trust...................10
Section 2.3.       Initial Contribution of Trust Property; Organizational Expenses............................10
Section 2.4.       Issuance of the Preferred Securities.......................................................11
Section 2.5.       Issuance of the Common Securities; Subscription and Purchase of Debentures.................11
Section 2.6.       Declaration of Trust.......................................................................11
Section 2.7.       Authorization to Enter into Certain Transactions...........................................12
Section 2.8.       Assets of Trust............................................................................15
Section 2.9.       Title to Trust Property....................................................................15

                                                   ARTICLE III


                                                 PAYMENT ACCOUNT

Section 3.1.       Payment Account............................................................................16

                                                    ARTICLE IV


                                      CERTAIN TERMS OF THE TRUST SECURITIES

Section 4.1.       Distributions..............................................................................16
Section 4.2.       Redemption.................................................................................17
Section 4.3.       Subordination of Common Securities.........................................................19
Section 4.4.       Payment Procedures.........................................................................20
Section 4.5.       Tax Returns and Reports....................................................................20
Section 4.6.       Payments under Indenture or Pursuant to Direct Actions.....................................20

                                                    ARTICLE V


                                          TRUST SECURITIES CERTIFICATES

Section 5.1.       Initial Ownership..........................................................................21
Section 5.2.       The Trust Securities Certificates..........................................................21
Section 5.3.       Execution and Delivery of Trust Securities Certificates....................................21
Section 5.4.       Book-Entry Preferred Securities............................................................22
Section 5.5.       Registration of Transfer and Exchange of Preferred Securities Certificates.................23
Section 5.6.       Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.........................24
Section 5.7.       Persons Deemed Holders.....................................................................25
Section 5.8.       Access to List of Holders' Names and Addresses.............................................25
Section 5.9.       Maintenance of Office or Agency............................................................25

Section 5.10.      Appointment of Paying Agent................................................................25
Section 5.11.      Ownership of Common Securities by Depositor................................................26
Section 5.12.      Notices to Clearing Agency.................................................................26
Section 5.13.      Rights of Holders..........................................................................26

                                                    ARTICLE VI


                                        ACTS OF HOLDERS; MEETINGS; VOTING

Section 6.1.       Limitations on Voting Rights...............................................................28
Section 6.2.       Notice of Meetings.........................................................................29
Section 6.3.       Meetings of the Holders of Preferred Securities............................................30
Section 6.4.       Voting Rights..............................................................................30
Section 6.5.       Proxies, etc...............................................................................30
Section 6.6.       Holder Action by Written Consent...........................................................30
Section 6.7.       Record Date for Voting and Other Purposes..................................................31
Section 6.8.       Acts of Holders............................................................................31
Section 6.9.       Inspection of Records......................................................................32

                                                   ARTICLE VII


                                          REPRESENTATIONS AND WARRANTIES

Section 7.1.       Representations and Warranties of the Issuer Trustees......................................32
Section 7.2.       Representations and Warranties of Depositor................................................33

                                                   ARTICLE VIII


                                     THE ISSUER TRUSTEES; THE ADMINISTRATORS

Section 8.1.       Certain Duties and Responsibilities........................................................34
Section 8.2.       Certain Notices............................................................................36
Section 8.3.       Certain Rights of Property Trustee.........................................................36
Section 8.4.       Not Responsible for Recitals or Issuance of Securities.....................................38
Section 8.5.       May Hold Securities........................................................................39
Section 8.6.       Compensation; Indemnity; Fees..............................................................39
Section 8.7.       Corporate Property Trustee Required;
                   Eligibility of Issuer Trustees and Administrators..........................................40
Section 8.8.       Conflicting Interests......................................................................40
Section 8.9.       Co-Trustees and Separate Trustee...........................................................41
Section 8.10.      Resignation and Removal of Issuer Trustees, Appointment of Successor.......................42
Section 8.11.      Acceptance of Appointment by Successor.....................................................43
Section 8.12.      Merger, Conversion, Consolidation or Succession to Business................................44
Section 8.13.      Preferential Collection of Claims Against Depositor or Trust...............................44
Section 8.14.      Reports by the Property Trustee............................................................44
Section 8.15.      Reports to the Property Trustee............................................................44
Section 8.16.      Evidence of Compliance with Conditions Precedent...........................................44
Section 8.17.      Number of Issuer Trustees..................................................................45
Section 8.18.      Delegation of Power by Administrators......................................................45
Section 8.19.      Appointment and Removal of Administrators..................................................45

                                                    ARTICLE IX


                                       TERMINATION, LIQUIDATION AND MERGER

Section 9.1.       Termination Upon Expiration Date...........................................................46
Section 9.2.       Early Termination..........................................................................46
Section 9.3.       Termination................................................................................46
Section 9.4.       Liquidation................................................................................47
Section 9.5.       Mergers, Consolidations, Conversions,
                   Amalgamations or Replacements of the Trust.................................................48

                                                    ARTICLE X


                                             MISCELLANEOUS PROVISIONS

Section 10.1.      Limitation of Rights of Holders............................................................49
Section 10.2.      Amendment..................................................................................49
Section 10.3.      Separability...............................................................................50
Section 10.4.      Governing Law..............................................................................50
Section 10.5.      Payments Due on Non-Business Day...........................................................51
Section 10.6.      Successors.................................................................................51
Section 10.7.      Headings...................................................................................51
Section 10.8.      Reports, Notices and Demands...............................................................52
Section 10.9.      Agreement Not to Petition..................................................................52
Section 10.10.     Trust Indenture Act; Conflict with Trust Indenture Act.....................................53
Section 10.11.     Acceptance of Terms of Trust Agreement, Guarantee and Indenture............................53

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of _________, 2000, among
(i) HCC Insurance Holdings, Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) First Union National Bank, a national banking association organized under the laws of the United States, as property trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Union Trust Company, N.A., a national banking association organized under the laws of the United States, as Delaware trustee (the "Delaware Trustee") (the Property Trustee and the Delaware Trustee referred to collectively as the "Issuer Trustees") and (iv) the several Holders, as hereinafter defined.

                                   WITNESSETH:

     WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into a Trust Agreement, dated as of September 19, 2000 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on September 19, 2000, attached as Exhibit A; and

     WHEREAS, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and
(iv) the appointment of the Administrators;

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1. Definitions.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

          (d) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8

     "Additional Amounts" has the meaning specified in Section 10.6 of the Indenture.

     "Additional Interest" means, with respect to Trust Securities of a given Liquidation Amount or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Administrator" means each Person appointed in accordance with Section 8.19 solely in such Person's capacity as Administrator of the Trust created and continued hereunder and not in such Person's individual capacity, or such Administrator's successor in interest in such capacity, or any successor administrator appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Preferred Security, the rules and procedures of the Clearing Agency for such Book-Entry Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" has the meaning specified in Section 10.9.

     "Book-Entry Preferred Securities" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the corporate trust office of the Indenture Trustee is closed for business.

     "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" has the meaning specified in the Underwriting Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

     "Common Security" means an undivided beneficial ownership interest in the assets of the Trust, having a Liquidation Amount of $___ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Corporate Trust Office" means the principal office of the Property
Trustee.

     "Debenture Event of Default" means an event of default under the Indenture.

     "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

     "Debentures" means the aggregate principal amount of the Depositor's ____% Junior Subordinated Debentures issued pursuant to the Indenture.

     "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (a) Preferred Securities Certificates issued as Global Preferred Securities as provided in Section 5.4(c) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in
Section 5.4 and 5.5.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the occurrence of an Event of Default under the Indenture with respect to a Debenture; or

          (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Global Preferred Security" means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.

     "Guarantee" means the Guarantee Agreement dated as of _________, 2000 between the Depositor and First Union National Bank, as guarantee trustee, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

     "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register, any such Person being a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Indenture" means the Indenture, dated as of _________, 2000, between the Depositor and the Indenture Trustee relating to the Debentures, as amended or supplemented from time to time.

     "Indenture Trustee" means First Union National Bank, as trustee under the Indenture and any successor thereto.

     "Interest Payment Deferral Period" shall have the meaning specified in
Section 4.1.

     "Issuer Trustees" has the meaning specified in the preamble to this Trust Agreement.

     "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority that becomes or would become effective on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed and (c) with respect to any distribution of any Additional Interest to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such Distribution is made.

     "Liquidation Amount" means the stated amount (expressed in U.S. Dollars) per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "Ministerial Action" means the taking of an action, such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Depositor or the Holders of the Trust Securities and will involve no material cost.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Officer" means the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor.

     "Officers' Certificate" means a certificate signed by two Officers of the Depositor and delivered to the appropriate Issuer Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

          (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided, that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Article V;

provided, however, that, in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Issuer Trustee, any Administrator or any Affiliate of the Depositor, or any Administrator shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee or Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Issuer Trustee or Administrator, as the case may be, knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrators and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Book-Entry Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

     "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit D.

     "Preferred Security" means an undivided beneficial ownership interest in the assets of the Trust, having a Liquidation Amount of $___ and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided, that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated but unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

     "Relevant Trustee" shall have the meaning specified in Section 8.10.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

     "Series" means a series of securities or the securities of the series issued under the Indenture.

     "Special Event" means any of a Tax Event or an Investment Company Event.

     "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice, memorandum or field service advice) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Depositor or the Trust and whether or not subject to review or appeal, which amendment, change, Administrative Action or decision is enacted, promulgated or announced, in each case, on or after the date hereof, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor or original issue discount accruing on the Debentures is not, or within 90 days of the date of such opinion, will not be deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges.

     "Time of Delivery" has the meaning specified in the Underwriting Agreement.

     "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the terms of this Trust Agreement.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

     "Trust Security" means any one of the Common Securities or the Preferred Securities.

     "Underwriting Agreement" means the Underwriting Agreement, dated as of _________, 2000, among the Trust, the Depositor and the underwriters named therein.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST

     Section 2.1. Name

     The Trust continued hereby shall be known as "HCC CAPITAL TRUST I," as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Administrators and the Issuer Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     Section 2.2. Office of the Delaware Trustee; Principal Place of Business of the Trust.

          The address of the Delaware Trustee in the State of Delaware is One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801,
Attention: ___________________, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Trust is c/o HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040.

     Section 2.3. Initial Contribution of Trust Property; Organizational
Expenses.

     The Property Trustee acknowledges receipt from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.4. Issuance of the Preferred Securities.

     On _________, 2000, the Depositor, on its own behalf and on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with Section 5.2 and the Property Trustee shall deliver to the Underwriters named in the Underwriting Agreement, Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, representing __________ Preferred Securities having an aggregate Liquidation Amount of $_____________, against receipt of such aggregate purchase price of such Preferred Securities of $____________, by the Property Trustee.

     Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

     Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, representing _________ Common Securities having an aggregate Liquidation Amount of $________ against payment by the Depositor of such amount. Contemporaneously therewith, an Administrator, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee, on behalf of the Trust and the Holders and having an aggregate principal amount equal to $_____________, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $____________.

     Section 2.6. Declaration of Trust.

     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and shall not be trustees or fiduciaries with respect to the Trust or the Holders. The Property Trustee shall have the right and power to perform those duties assigned to the Administrators. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein, except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Delaware Business Trust Act.

     Section 2.7. Authorization to Enter into Certain Transactions.

     (a) The Issuer Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII, and in accordance with the following provisions (i) and (ii), the Issuer Trustees and the Administrators shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees or the Administrators to be appropriate in exercising the authority granted to the Issuer Trustees or the Administrators, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

          (i) Each Administrator shall have the power and authority to act on behalf of the Trust with respect to the following matters:

               (A) the issuance and sale of the Trust Securities;

               (B) to acquire the Debentures with the proceeds of the sale of the Trust Securities; provided, however, that the Administrators shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Trust Securities;

               (C) execution of the Trust Securities on behalf of the Trust in accordance with this Trust Agreement;

               (D) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

               (E) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (F) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (G) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (H) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

               (I) unless otherwise determined by the Property Trustee or the Holders of at least a majority in Liquidation Amount of the Preferred Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this Trust Agreement;

               (J) to take all actions and perform such duties as may be required of the Administrators pursuant to the terms of the Trust Agreement; and

               (K) the taking of any action incidental to the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

          (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (A) the establishment of the Payment Account;

               (B) the receipt of the Debentures;

               (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

               (D) the distribution of amounts owed to the Holders in respect of the Trust Securities;

               (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

               (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

               (I) after an Event of Default the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

               (J) to take all actions and perform such duties as may be required of the Property Trustee pursuant to the terms of this Trust Agreement; and

               (K) to engage in such Ministerial Activities as shall be necessary, appropriate, convenient or incidental to effect the repayment of the Preferred Securities and the Common Securities to the extent the Debentures mature or are redeemed.

          (iii) The Property Trustee shall have the power and authority to act on behalf o the Trust with respect to any of the duties, liabilities, powers or authority of the Administrators set forth in Section 2.7(a)(I)(H), (I) and (K) herein, but shall not have a duty to do any such act unless specifically requested to do so in writing by the Depositor, and shall then be fully protected in acting pursuant to such written request; and in the event of a conflict between the action of the Administrators and the action of the Property Trustee, the action of the Property Trustee shall prevail.

     (b) So long as this Trust Agreement remains in effect, the Trust (or the Issuer Trustees or Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrators shall cause the Trust to (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) take or consent to any action that would cause the Debentures to be treated as other than indebtedness of the Corporation for United States federal income tax purposes, (v) incur any indebtedness for borrowed money or issue any other debt or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrators shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

     (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

          (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto, and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or series of transactions pursuant thereto;

          (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Preferred Securities;

          (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

          (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto;

          (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

          (vi) the taking of any other actions deemed by the Depositor necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Administrators and the Issuer Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or taxed as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, each Administrator, the Property Trustee or the Holders of at least a majority in Liquidation Amount of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrator, the Property Trustee or such Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Administrators take any action pursuant to the preceding sentence or any other provision herein that would constitute discretionary control over the assets of the Trust for purposes of Section 3(21) of ERISA. In no event shall the Administrators or the Issuer Trustees be liable to the Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

     Section 2.8. Assets of Trust.

     The assets of the Trust shall consist of the Trust Property.

     Section 2.9. Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

     Section 3.1. Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                      CERTAIN TERMS OF THE TRUST SECURITIES

     Section 4.1. Distributions.

     The term "Distributions" as used in this Trust Agreement includes such cash distributions and any such accumulated amounts, including Additional Interest and Additional Amounts, that are payable unless otherwise stated.

     (a) The Trust Securities represent undivided beneficial ownership interests in the Trust Property, and, as a practical matter, the Distributions on the Preferred Securities shall be payable at the rates and on the dates that payments of interest are made on the Debentures. Accordingly:

          (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from _________, 2000 and shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on ____________, 2000, except as provided below. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

          (ii) The Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not extending, in the aggregate, beyond the maturity date of the Debentures (each, an "Interest Payment Deferral Period"). During such Interest Payment Deferral Period, no interest shall be due and payable on the Debentures. As a consequence of such deferral, Distributions on the Preferred Securities will also be deferred. Despite such deferral, quarterly Distributions will accrue Additional Interest (to the extent permitted by applicable law).

          (iii) Distributions in arrears for more than one quarter will accumulate and compound at a rate of ____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full period shall be computed on the basis of a 360-day year of twelve 30-day months. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four.

          (iv) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which with respect to Book-Entry Preferred Securities shall be one Business Day prior to the relevant Redemption Date, and, with respect to Preferred Securities not in book-entry-only form, the date 15 days prior to the relevant Redemption Date or, in the case of an Interest Payment Deferral Period as described in subclause
(a)(ii) above, on the first record date after the end of the Interest Payment Deferral Period.

     Section 4.2. Redemption.

     (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

          (i)   the Redemption Date;

          (ii)  the Redemption Price;

          (iii) the CUSIP number(s) of the Preferred Securities affected;

          (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

          (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date; and

          (vi) the place where the Trust Securities are to be surrendered for the payment of the Redemption Price.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of any Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Preferred Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Preferred Securities, to the extent available, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Preferred Securities are not in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which with respect to Book-Entry Preferred Securities shall be one Business Day prior to the relevant Redemption Date, and, with respect to Preferred Securities not in book-entry-only form, the date 15 days prior to the relevant Redemption Date.

     (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

     (g) Subject to obtaining any required regulatory approval, if, at any time, a Tax Event or an Investment Company Event shall occur and be continuing, the Depositor shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event, and, following such redemption, a Like Amount of Preferred Securities shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Depositor or the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Depositor or the Holders of the Securities, then the Depositor or the Administrators on behalf of the Trust will pursue such measure in lieu of redemption.

     Section 4.3. Subordination of Common Securities.

     (a) Payment of Distributions on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, Preferred Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

     Section 4.4. Payment Procedures.

     Payments in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

     Section 4.5. Tax Returns and Reports.

     The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be provided or the information required to be provided on such form. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trust and the Administrators shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

     Section 4.6. Payments under Indenture or Pursuant to Direct Actions.

     Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

     Section 5.1. Initial Ownership.

     Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     Section 5.2. The Trust Securities Certificates.

     (a) The Preferred Securities Certificates shall be issued in minimum denominations of $___ Liquidation Amount and integral multiples of $___ in excess thereof, and the Common Securities Certificates shall be issued in denominations of $___ Liquidation Amount and integral multiples of $___ in excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrator. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.5 and 5.11.

     (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more Global Preferred Securities registered in the name of The Depository Trust Company, as Clearing Agency, or its nominee and deposited with The Depository Trust Company or a custodian for The Depository Trust Company for credit by The Depository Trust Company to the respective accounts of the Owners thereof (or such other accounts as they may direct).

     (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     Section 5.3. Execution and Delivery of Trust Securities Certificates.

     At each Closing Date, the Administrators shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by an authorized Officer thereof, without further corporate action by the Depositor, in authorized denominations.

     Section 5.4. Book-Entry Preferred Securities.

     (a) Each Global Preferred Security issued under this Agreement shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Global Preferred Security shall constitute a single Preferred Securities Certificate for all purposes of this Agreement.

     (b) Notwithstanding any other provision in this Trust Agreement, no Global Preferred Security may be exchanged in whole or in part for Preferred Securities Certificates registered, and no transfer of a Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof unless (i) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Global Preferred Security, and the Property Trustee is unable to locate a qualified successor, (ii) the Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii) or
(iii) above, the Administrators shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Preferred Securities, the Delaware Trustee and the Administrators of the occurrence of such event and of the availability of the Definitive Preferred Securities Certificates to Owners of the Preferred Securities requesting the same.

     (c) If any Global Preferred Security is to be exchanged for other Preferred Securities Certificates or canceled in part, or if any other Preferred Securities Certificate is to be exchanged in whole or in part for Book-Entry Preferred Securities represented by a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Global Preferred Security shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Security to be so exchanged or canceled, or equal to the Liquidation Amount represented by such other Preferred Securities Certificates to be so exchanged for Book-Entry Preferred Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrators or the Securities Registrar of the Global Preferred Security or Securities by the Clearing Agency, accompanied by registration instructions, the Administrators, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar, the Issuer Trustees or the Administrators shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Issuer Trustees and Administrators shall recognize the Holders of the Definitive Preferred Securities Certificates as Holders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as evidenced by the execution thereof by the Administrators or any one of them.

     (d) Every Preferred Securities Certificate executed and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article V or
Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such Preferred Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

     (e) The Clearing Agency or its nominee, as registered owner of a Global Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Agreement and the Global Preferred Security, and Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Property Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions or directions by Owners of Book-Entry Preferred Securities represented thereby) as the sole Holder of the Book-Entry Preferred Securities represented thereby and shall have no obligations to the Owners thereof. Neither of the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

     The rights of the Owners of the Book-Entry Preferred Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants; provided, that, solely for the purpose of determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Preferred Security Certificates have not been issued, the Issuer Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Property Trustee by the Clearing Agency setting forth the Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants, and none of the Depositor, the Administrators or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

     Section 5.5. Registration of Transfer and Exchange of Preferred Securities Certificates.

     (a) The Property Trustee shall keep or cause to be kept, at its Corporate Trust Office, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the "Securities Register") in which, the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section
5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Preferred Securities Certificates and (subject to Section 5.11) Common Securities Certificates and transfers and exchanges thereof as provided therein.

     Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrators or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrator.

     The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the Corporate Trust Office.

     Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

     (b) Notwithstanding any other provision of this Agreement, transfers and exchanges of Preferred Securities Certificates and beneficial interests in a Global Preferred Security of the kinds specified in this Section 5.5 shall be made only in accordance with this Section 5.5.

     Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, lose or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Trust, shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial ownership interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.7. Persons Deemed Holders.

     The Issuer Trustees, the Administrators and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and none of the Issuer Trustees, the Administrators or the Securities Registrar shall be bound by any notice to the contrary.

     Section 5.8. Access to List of Holders' Names and Addresses.

     At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrators or the Depositor shall furnish or cause to be furnished to the Property Trustee (a) semi-annually on or before January 15 or July 15 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders as of the most recent regular record date (as provided in Section 4.1(d)) and (b) promptly after receipt by any Administrator or the Depositor of a request therefor from the Property Trustee, such other information as the Property Trustee may reasonably require in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrators or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Holders to communicate with other Holders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.9. Maintenance of Office or Agency.

     The Property Trustee shall designate, with the consent of the Administrators (which shall not be unreasonably withheld), an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates the Corporate Trust Office,
Attn: Corporate Trust Administration, as its principal corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Register or any such office or agency.

     Section 5.10. Appointment of Paying Agent.

     The Paying Agent shall make distributions to Holders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent if it determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor that is reasonably acceptable to the Administrators to act as Paying Agent (which shall be a bank or trust company). Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.11. Ownership of Common Securities by Depositor.

     At each Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than transactions permitted by Sections 8.1 and 8.2 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE OTHER THAN IN ACCORDANCE WITH THE TRUST AGREEMENT (AS DEFINED BELOW)."

     Section 5.12. Notices to Clearing Agency.

     To the extent that a notice or other communication to the Owners is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Security, the Administrators and the Issuer Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

     Section 5.13. Rights of Holders.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial ownership interests in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. By acceptance of a beneficial ownership interest in the Trust Securities, Holders agree to treat the Debentures as indebtedness for all United States tax purposes. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Indenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable; provided, that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture. At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Depositor and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Depositor has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all overdue installments of interest on all of the Debentures,

               (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

               (C) all sums paid or advanced by the Indenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Property Trustee, their agents and counsel; and

          (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

     The Holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such waiver or rescission shall affect any subsequent default or impair any right consequent thereon. Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Book-Entry Preferred

Securities Certificates, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

     (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(a) or 5.1(b) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). In connection with any such Direct Action, the Holder of the Common Securities will be subrogated to the rights of any Holder of the Preferred Securities to the extent of any payment made by the Depositor to such Holder of Preferred Securities as a result of such Direct Action. Except as set forth in subsection
(b) of this Section 5.13 and this subsection (c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     (d) Except as otherwise provided in subsections (a), (b) and (c) of this
Section 5.13, the Holders of at least a majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

     Section 6.1. Limitations on Voting Rights.

     (a) Except as provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust

Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment or modification under Section 10.2 or termination of the Indenture or any amendment, modification or termination of the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

     (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States Federal income tax purposes.

     Section 6.2. Notice of Meetings.

     Notice of all meetings of the Holders of Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Preferred Securities of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     Section 6.3. Meetings of the Holders of Preferred Securities.

     No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders to vote on any matter upon the written request of the Holders of record of 25% in aggregate Liquidation Amount of the Preferred Securities and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Preferred Securities to vote on any matters as to which Holders of Preferred Securities are entitled to vote.

     The Holders of record of 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Holders of the Preferred Securities.

     If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders, unless this Trust Agreement requires a greater number of affirmative votes.

     Section 6.4. Voting Rights.

     Holders shall be entitled to one vote for each $____ of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

     Section 6.5. Proxies, etc.

     At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrators, or with such other officer or agent of the Trust as the Administrators may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.6. Holder Action by Written Consent.

     Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

     Section 6.7. Record Date for Voting and Other Purposes.

     For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

     Section 6.8. Acts of Holders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more substantially similar instruments signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustee and the Administrators, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     The ownership of Trust Securities shall be proved by the Securities
Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrators or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

     If any dispute shall arise among the Holders, the Administrators and the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder, Administrator or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     Section 6.9. Inspection of Records.

     Upon reasonable notice to the Administrators and the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     Section 7.1. Representations and Warranties of the Issuer Trustees.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

     (a) the Property Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

     (b) the Property Trustee meets the applicable eligibility requirements set forth in Section 8.7, has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (c) the Delaware Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

     (d) the Delaware Trustee meets the applicable eligibility requirements set forth in Section 8.7, has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (e) this Trust Agreement has been duly authorized, executed and delivered by the Issuer Trustees and constitutes the valid and legally binding agreement of each of the Issuer Trustees enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Issuer Trustees and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of either Issuer Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which either Issuer Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the corporate, banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

     (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee, as the case may be, contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or under the laws of the United States or the State of Delaware; and

     (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

     Section 7.2. Representations and Warranties of Depositor.

     The Depositor hereby represents and warrants for the benefit of the Holders that:

     (a) the Trust Securities Certificates issued at each Closing Date on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Administrators and the Property Trustee pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

     (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Issuer Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                     THE ISSUER TRUSTEES; THE ADMINISTRATORS

     Section 8.1. Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Issuer Trustees and the Administrators shall be as provided by this Trust Agreement and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Issuer Trustees or the Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees or the Administrators shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Issuer Trustee or an Administrator from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrator or Issuer Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Holders, such Administrator or the Issuer Trustee shall not be liable to the Trust or to any Holder for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrators or Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Administrators and Issuer Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that none of the Administrators or the Issuer Trustees are personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees or the Administrators expressly set forth elsewhere in this Trust Agreement and, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

     (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust

Agreement and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action or its own negligent failure to act, except that:

          (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

          (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

          (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

          (v) the Property Trustee shall not be responsible for monitoring the compliance by the Delaware Trustee, the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Delaware Trustee, the Administrators or the Depositor;

          (vi) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

               (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement; and

          (vii) subject to Section 8.1(c), no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the Trust Agreement or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

     (f) The Administrators shall not be responsible for monitoring the compliance by the Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall any Administrator be liable for the default or misconduct of any other Administrator, the Issuer Trustees or the Depositor.

     (g) No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrator to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which such Person shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee or Administrator shall be construed to be a duty.

     Section 8.2. Certain Notices.

     Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrators and the Depositor, unless such Event of Default shall have been cured or waived.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrators, unless such exercise shall have been revoked.

     Section 8.3. Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.1:

     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Trust Agreement, the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

     (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers Certificate;

     (d) any direction or act of an Administrator contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrator and setting forth such direction or act;

     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

     (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, that nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided, that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions; and

     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     Section 8.4. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor, and none of the Issuer Trustees and the Administrators assume any responsibility for their correctness. The Issuer Trustees and the Administrators shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     Section 8.5. May Hold Securities.

     Any Administrator, any Issuer Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not an Administrator, Issuer Trustee or such other agent.

     Section 8.6. Compensation; Indemnity; Fees.

     Pursuant to the Indenture, the Depositor, as borrower, agrees:

     (a) to pay to each Issuer Trustee and Paying Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse each Issuer Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by such Issuer Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) each Paying Agent, (iv) any Affiliate of any Issuer Trustee, (v) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (vi) any employee or agent of the Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

     (d) to the fullest extent permitted by applicable law, to advance expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of (i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in this Section 8.6 and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the resignation or removal of any Trustee.

     No Issuer Trustee or Paying Agent may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     In the event that the Property Trustee is also acting as Paying Agent or Securities Registrar hereunder, the rights and protections afforded to the Property Trustee pursuant to this Article VIII shall also be afforded to such Paying Agent or Securities Registrar.

     Section 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees and Administrators.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be one or more Administrators hereunder with respect to the Trust Securities. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     Section 8.8. Conflicting Interests.

     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. The Depositor, any Administrator, any Paying Agent and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the Depositor, any Administrator, any Paying Agent nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor, any Administrator, any Paying Agent or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or any Paying Agent may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     Section 8.9. Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee the Depositor and the Administrators shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons either to act as co-trustee jointly with the Property Trustee of all or any part of such Trust Property or, to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed by one or more Administrators and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder, shall be exercised, solely by the Property Trustee and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co- trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 8.10. Resignation and Removal of Issuer Trustees, Appointment of Successor.

     No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Issuer Trustee. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition (pursuant to the Indenture, at the expense of the Depositor), any court of competent jurisdiction for the appointment of a successor Issuer Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Depositor. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).

     If either Issuer Trustee shall resign, be removed or become incapable of acting as Property Trustee or Delaware Trustee, as the case may be, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Depositor, by Act delivered to the Relevant Trustee, shall promptly appoint a successor Issuer Trustee or Trustees, and the Relevant Trustee shall comply with the applicable requirements of Section 8.11. If either Issuer Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11.

     The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor and the Administrators. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee (with the successor in each case being a Person who satisfies the eligibility requirement for Delaware Trustee set forth in Section 8.7).

     Section 8.11. Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13. Preferential Collection of Claims Against Depositor or Trust.

     If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

     Section 8.14. Reports by the Property Trustee.

     (a) The Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15th following the date of this Trust Agreement deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the NASDAQ National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

     Section 8.15. Reports to the Property Trustee.

     The Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by
Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     Section 8.16. Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.17. Number of Issuer Trustees.

     (a) The number of Issuer Trustees shall be two, provided that the Property Trustee and the Delaware Trustee may be the same Person, subject to the applicable eligibility requirements set forth herein.

     (b) If an Issuer Trustee ceases to hold office for any reason, or if the number of Issuer Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Trust.

     Section 8.18. Delegation of Power by Administrators.

     (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrators shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

     Section 8.19. Appointment and Removal of Administrators.

     (a) The Administrators shall initially be ____________, _____________and __________________, and their successors shall be appointed by the Holders of a majority in Liquidation Amount of the Common Securities and may resign or be removed by the Holders of a majority in Liquidation Amount of the Common Securities at any time. Upon any resignation or removal, the Depositor shall appoint a successor Administrator. Each Administrator shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

     (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.19, the Administrator in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

     (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrator who is a natural person dies or becomes, in the opinion of the Holder of a majority in Liquidation Amount the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrators, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrators immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrators set forth in Section 8.7).

                                   ARTICLE IX

                       TERMINATION, LIQUIDATION AND MERGER

     Section 9.1. Termination Upon Expiration Date.

     Unless earlier terminated, the Trust shall automatically dissolve on March 15, 2055 (the "Expiration Date"). Thereafter, the Trust Property shall be distributed in accordance with Section 9.4.

     Section 9.2. Early Termination.

     The first to occur of any of the following events is an "Early Termination Event," the occurrence of which shall cause a dissolution of the Trust:

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor in its capacity as Holder of the Common Securities;

     (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to dissolve the Trust and distribute Debentures to Holders in exchange for the Preferred Securities;

     (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     Section 9.3. Termination.

     The respective obligations and responsibilities of the Issuer Trustees, the Administrators and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

     Section 9.4. Liquidation.

     (a) If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (i) state the Liquidation Date;

          (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if
     Section 9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrators) shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrators or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

     (d) In the event that, upon the Expiration Date or the occurrence of an Early Termination Event, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up by the Property Trustee in such manner as the Property Trustee determines. In such event, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding-up, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

     (e) Upon the completion of the liquidation of the Trust, the Property Trustee shall file a certificate of cancellation with the Secretary of State in the State of Delaware and the Trust shall terminate.

     Section 9.5. Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Trust.

     The Trust may not merge with or into, consolidate, convert into, amalgamate, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this
Section 9.5 or Section 9.4. At the request of the Holders of at least a majority in Liquidation Amount of the Common Securities, with the consent of the Holders of at least a majority in Liquidation Amount of the Preferred Securities but without the consent of the Issuer Trustees, the Trust may merge with or into, consolidate, convert into, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (a) such successor entity either (i) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (ii) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (b) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(c) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (d) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (e) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (f) such successor entity has a purpose substantially identical to that of the Trust, (g) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an Opinion of Counsel to the effect that (i) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (ii) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (iii) the proposed action will not cause the Trust or such successor entity to be classified as an association that is taxable as a corporation for U.S. federal income tax purposes, and (h) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, convert into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.1. Limitation of Rights of Holders.

     The death, incapacity, dissolution, bankruptcy or termination of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement nor dissolve, terminate or annul the Trust nor entitle the legal representatives or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.2. Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee and the Depositor, without the consent of the Holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Holder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Holders.

     (b) Except as provided in Section 6.1(c) or Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee and the Depositor with (i) the consent of Holders representing not less than a majority (based upon Liquidation Amounts) of the Preferred Securities then Outstanding and (ii) receipt by the Property Trustee of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Property Trustee in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this Section
10.2 may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrators, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or the Administrators.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrators shall promptly provide to the Depositor a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     Section 10.3. Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.4. Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES AND THE ADMINISTRATORS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS

AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE HOLDERS, THE TRUST, THE DEPOSITOR, THE ADMINISTRATORS, THE ISSUER TRUSTEES OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENT BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE TRUSTEES AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

     Section 10.5. Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     Section 10.6. Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust, the Administrators or the Relevant Trustee, including any successor by operation of law. Except in connection with transactions permitted under Article 5 of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 10.7. Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     Section 10.8. Reports, Notices and Demands.

     Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holders of Preferred Securities as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Common Holder or the Depositor, to HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, Attention: Corporate Secretary, facsimile no.: ____________. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrators shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to First Union National Bank,
Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to First Union Trust Company, N.A., Attention: _____________; and (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention Administrators of HCC Capital Trust I." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

     Section 10.9. Agreement Not to Petition.

     Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

     Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial ownership interests in the assets of the Trust.

     Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL OWNERSHIP INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

     THIS TRUST AGREEMENT is executed as of the date first above written.

                                  HCC INSURANCE HOLDINGS, INC.


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:


                                  First Union National Bank, as Property Trustee



                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:


                                  First Union Trust Company, N.A., as Delaware
                                  Trustee



                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                               HCC CAPITAL TRUST I

     This Certificate of Trust of HCC Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

     1. Name. The name of the business trust being formed hereby is HCC Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are: First Union Trust Company, N.A., One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Department.

     3. Effective Date. This Certificate of Trust shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

     In Witness Whereof, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                            First Union Trust Company, N.A., as Delaware Trustee


                            By:    /s/ EDWARD L. TRUITT, JR.
                                ------------------------------------------------
                            Name:  Edward L. Truitt, Jr.
                            Title: Vice President


                            First Union National Bank, as Property Trustee

                            By:    /s/ EDWARD L. TRUITT, JR.
                                ------------------------------------------------
                            Name:  Edward L. Truitt, Jr.
                            Title: Vice President

                                    EXHIBIT B

The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041-0099

Attention: General Counsel's Office

          Re: HCC Capital Trust I ____% Trust Preferred Securities

Ladies and Gentlemen:

     The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the book-entry-only portion of the ____% Trust Preferred Securities (the "Preferred Securities"), of HCC Capital Trust I, a Delaware business trust (the "Issuer"), formed pursuant to a Trust Agreement between HCC Insurance Holdings, Inc. ("HCC"), First Union National Bank, as Property Trustee, First Union Trust Company, N.A., as Delaware Trustee, the several Holders named therein. The payment of distributions on the Preferred Securities, and payments due upon liquidation of Issuer or redemption of the Preferred Securities, to the extent the Issuer has funds available for the payment thereof are guaranteed by HCC to the extent set forth in a Guarantee Agreement dated _________, 2000, by HCC with respect to the Preferred Securities. HCC and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated ______________, 2000 by and among the Underwriters, the Issuer and HCC, and the Underwriters wish to take delivery of the Preferred Securities through DTC. First Union National Bank, is acting as transfer agent and registrar with respect to the Preferred Securities (then "Transfer Agent and Registrar").

     To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

     1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about _________, 2000, there shall be deposited with or on behalf of DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's Preferred Securities nominee, Cede & Co., representing an aggregate of ___________ Preferred Securities and bearing the following legend:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

     3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

     4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

     Manager, Announcements
     Dividend Department
     The Depository Trust Company
     7 Hanover Square, 23rd Floor
     New York, New York 10004-2695

     The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

     5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph
4. Such redemption notice shall be sent to DTC's Call Notification Department at
(516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

     Call Notification Department
     The Depository Trust Company
     711 Stewart Avenue
     Garden City, New York 11530-4719

     6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

     Manager, Reorganization Department
     Reorganization Window
     The Depository Trust Company
     7 Hanover Square, 23rd Floor
     New York, New York 10004-2695

     7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "HCC Capital Trust I, ____% Trust Preferred Securities."

     8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

     NDFS Redemption Department
     The Depository Trust Company
     7 Hanover Square, 23rd Floor
     New York, New York 10004-2695

     9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

     10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by Global Certificates, DTC, in its discretion:
(a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

     11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90 days' prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar, and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

     12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

     13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of HCC Capital Trust I.

                                            Very truly yours,

                                            HCC CAPITAL TRUST I
                                            (As Issuer)

                                            By:
                                               ---------------------------------
                                            Name: Administrator

                                            First Union National Bank

                                            (As Transfer Agent and Registrar)

                                            By:
                                               ---------------------------------
                                            Name: Title:


Received and Accepted:

THE DEPOSITORY TRUST COMPANY



By:
    ------------------------------------
         Authorized Officer

                                    EXHIBIT C


     THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS DESCRIBED IN THE TRUST AGREEMENT (AS DEFINED BELOW)

Certificate Number                         Number Of Common Securities:  _______
C-1

                    Certificate Evidencing Common Securities

                                       of

                               HCC Capital Trust I


                             ____% Common Securities
                  (Liquidation Amount $___ Per Common Security)

     HCC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that HCC Insurance Holdings, Inc. (the "Holder") is the registered owner of (_______) common securities of the Trust representing undivided beneficial ownership interests of the Trust and designated the ____% Common Securities (liquidation amount $___ per Common Security) (the "Common Securities"). To the extent set forth in
Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _________, 2000, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This certificate shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to principles of conflict of laws).

     In Witness Whereof, one of the Administrators of the Trust has executed this certificate this ____ day of September, 2000.

                           HCC Capital Trust I



                           By:
                               -------------------------------------
                                    Name:
                                    Administrator

                                    EXHIBIT D

     If the Preferred Security is to be a Global Certificate Insert:

     THIS PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) HCC CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number                     Number Of Preferred Securities __________
P-1                                    Cusip No. ____________

                   Certificate Evidencing Preferred Securities

                                       of

                               HCC Capital Trust I

                        ____% Trust Preferred Securities

                (Liquidation Amount $___ Per Preferred Security)

     HCC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of (___________) Preferred Securities of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the HCC Capital Trust I ____% Trust Preferred Securities (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust

Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _________, 2000 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by HCC Insurance Holdings, Inc., an Delaware corporation, and First Union National Bank, as guarantee trustee, dated as of _________, 2000, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     This certificate shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to principles of conflict of laws).

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     In Witness Whereof, one of the Administrators of the Trust has executed this certificate this ____ day of September, 2000.

                              HCC Capital Trust I



                              By:
                                  -------------------------------------
                                   Name:
                                   Administrator

                                   ASSIGNMENT

For Value Received, the undersigned assigns and transfers this Preferred Security to:

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------
                       (Insert assignee's social security
                          or tax identification number)

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:


Signature:
          -----------------------------------------------------------------
              (Sign exactly as your name appears on the other side
                     of this Preferred Security Certificate)


--------------------------------------------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.